UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GRIFFON CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 18, 2022

Dear Associate and Plan Participant,

You have likely received a letter from Travis Cocke of Voss Capital soliciting your vote at the upcoming 2022 Annual Meeting of Shareholders. Despite Mr. Cocke’s false and misleading statements to the contrary, your Board and company management are deeply focused on and committed to building shareholder value and supporting the continued growth and success of Griffon.

As an owner of Griffon Corporation via shares held in your Employee Stock Ownership Plan (ESOP) account, you have a say in the future and prosperity of our company. Under the ESOP, which Griffon has maintained for decades, shares of Griffon stock are allocated each year to accounts for almost all of Griffon’s U.S. employees – at no cost to the employees. We are one of the few U.S. public companies that has an ESOP that does not require employee contributions. Griffon’s Board and management team have expanded the ESOP over the last ten years; the ESOP currently holds over 9% of Griffon’s shares. We maintain and support the ESOP because we strongly believe that our employees should have an ownership stake in the company where they come to work every day. While it is important that you vote on matters that are put before shareholders each year at the Annual Meeting, it is especially important that you vote this year – and we want you to know that your vote is appreciated.

Voss Capital is a small hedge fund based in Texas run by Mr. Cocke, 34 years old, that owns approximately 2.3% of Griffon Stock, about a quarter of what your ESOP owns. Voss bought its first share of Griffon about five months ago, in August 2021. Mr. Cocke has no real plan for Griffon – he has not made one concrete suggestion to make the Company that you work for better. Last month, Mr. Cocke said we should sell the Company, now he wants us to break it up and sell some or all of the pieces. He is a short-term investor who wants to make a quick buck off your hard work and success in building the great businesses that are part of today’s Griffon, the value of which has grown approximately sixfold in the 14 years since current management began to remake the company with your help.

We believe the Voss “quick buck scheme” would not be employee friendly. The sale of Griffon could end the ESOP for all employees going forward, denying you an important future benefit. The sale of Griffon or its pieces creates risk around employee jobs. Bottom line, Mr. Cocke’s “suggestions” could deprive us of the opportunity to continue building Griffon and to create additional value for you and our other shareholders. After being a shareholder for approximately five months, it takes a certain personality with no industry experience to tell you that a sale of our companies would be beneficial to you and all of Griffon’s employees. In our opinion, Mr. Cocke clearly does not care about Griffon employees and the potential disruption to their livelihood.

Mr. Cocke’s communications to shareholders have also been full of misleading statements, distortions, and outrageous and unwarranted character assassinations. Mr. Cocke has misrepresented both leadership and third-party commentary in his communications. In addition, Mr. Cocke continues to make childish personal attacks on Griffon’s management team and Board to avoid highlighting the shortcomings of his own slate of candidates for the board, which have been poorly vetted. So much so that, barely one month after Voss announced its three-person candidate slate, one candidate withdrew with no explanation.

You have probably received solicitation materials from Voss, including letters, a proxy statement, and a Blue proxy card. The Board of Directors of the Company does NOT endorse any of Mr. Cocke’s nominees. The Board unanimously recommends that you vote “FOR” the election of all the nominees proposed by the Board on the WHITE proxy card, and that you ignore Voss’ Blue proxy card and throw it away. Do not turn in the Blue proxy card, even as a protest vote – only the last card you vote and send back before the meeting will be counted.

Our Current Strategy, Management Team, and Board are Delivering Results for Shareholders

We are moving forward expeditiously with our acquisition of Hunter Fan Company, the iconic market leader in residential ceiling, commercial, and industrial fans that many of you probably know well because of its more than 100-year history. Last week, we announced that we received regulatory clearance and we expect the transaction to close the week of January 24, 2022. We believe that Hunter and our other companies will work together to make each other stronger and create even more shareholder value.

Under our current management and Board of Directors, Griffon has continued to generate positive momentum across its businesses, making strategic investments in our brands to support their growth and development. Our structure is what allows us to execute on our strategy to evolve the business through continued investment to fuel growth. We remain well positioned to deliver on this plan, thanks to all of your hard work and contributions.

You can call MacKenzie Partners for assistance in voting your shares or answering any Annual Meeting related questions. You can reach MacKenzie at 1.800.322.2885 from Monday to Friday 8:00 a.m. – 8:00 p.m. ET.

Be sure to vote only the WHITE Proxy card and vote your ESOP shares early as the cutoff to vote your ESOP shares is a few days before the Annual Meeting. A duplicate proxy card is enclosed for your convenience. Remember, your vote needs to be received by 5:00 p.m. ET on February 14, 2022. ESOP plan participants can vote online or view the Company’s proxy statement and other important information related to the Annual Meeting by visiting our voting website fcrvote.com/GFF.

We are proud to call each of you an important investor – Griffon is your company. We want to reiterate that your vote matters to all of us, especially this year. We would not be the strong company we are today without the support and continued hard work of our many employees and retirees, including all of you.

Sincerely,

Ronald J. Kramer	Robert F. Mehmel
Chairman and CEO	President and COO

If you have any questions please call MacKenzie Partners
at the phone numbers listed below.

1407 Broadway, 27th Floor
New York, NY 10018

gffproxy@mackenziepartners.com

(212) 929-5500
Or
TOLL-FREE (800) 322-2885

Important Additional Information Regarding Proxy Solicitation

Griffon filed its proxy statement and associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on December 30, 2021 in connection with the solicitation of proxies for Griffon’s 2022 Annual Meeting (the “Proxy Statement”). Shareholders as of the record date of December 28, 2021, are eligible to vote at the 2022 Annual Meeting. Griffon, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2022 Annual Meeting. Details concerning the nominees of Griffon’s Board of Directors for election at the 2022 Annual Meeting and information regarding the names of Griffon’s directors and executive officers and their respective interests in Griffon by security holdings or otherwise is set forth in Griffon’s Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD, AND ANY SUPPLEMENTS THERETO, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the Proxy Statement and other relevant documents filed by Griffon with the SEC free of charge from the SEC’s website, www.sec.gov, or by directing a request by mail to Griffon Corporation, Attention: Corporate Secretary, at 712 Fifth Avenue, New York, NY 10019, or by visiting the investor relations section of Griffon’s website, www.griffon.com.

Forward-looking Statements

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: All statements related to, among other things, income (loss), earnings, cashflows, revenue, changes in operations, operating improvements, the effects of the Hunter Fan transaction, industries in which Griffon operates and the United States and global economies that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative of these expressions, use of the future tense and similar words or phrases. Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, among others: current economic conditions and uncertainties in the housing, credit and capital markets; Griffon’s ability to achieve expected savings from cost control, restructuring, integration and disposal initiatives; the ability to identify and successfully consummate, and integrate, value-adding acquisition opportunities; failure to consummate or a delay in consummating the Hunter Fan transaction; increasing competition and pricing pressures in the markets served by Griffon’s operating companies; the ability of Griffon’s operating companies to expand into new geographic and product markets, and to anticipate and meet customer demands for new products and product enhancements and innovations; reduced military spending by the government on projects for which Griffon’s Telephonics Corporation supplies products, including as a result of defense budget cuts or other government actions; the ability of the federal government to fund and conduct its operations; increases in the cost or lack of availability of raw materials such as resin, wood and steel, components or purchased finished goods, including any potential impact on costs or availability resulting from tariffs; changes in customer demand or loss of a material customer at one of Griffon’s operating companies; the potential impact of seasonal variations and uncertain weather patterns on certain of Griffon’s businesses; political events that could impact the worldwide economy; a downgrade in Griffon’s credit ratings; changes in international economic conditions including interest rate and currency exchange fluctuations; the reliance by certain of Griffon’s businesses on particular third party suppliers and manufacturers to meet customer demands; the relative mix of products and services offered by Griffon’s businesses, which impacts margins and operating efficiencies; short-term capacity constraints or prolonged excess capacity; unforeseen developments in contingencies, such as litigation, regulatory and environmental matters; unfavorable results of government agency contract audits of Telephonics Corporation; our strategy, future operations, prospects and the plans of our businesses, including the exploration of strategic alternatives for Telephonics Corporation; Griffon’s ability to adequately protect and maintain the validity of patent and other intellectual property rights; the cyclical nature of the businesses of certain of Griffon’s operating companies; and possible terrorist threats and actions and their impact on the global economy; the impact of COVID-19 on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business and operating facility failures, specifically among our customers and suppliers; Griffon’s ability to service and refinance its debt; and the impact of recent and future legislative and regulatory changes, including, without limitation, changes in tax law. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, as previously disclosed in the Company’s Securities and Exchange Commission filings. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date made. Griffon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.